SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 16, 2004

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 8.01	Other Events

On September 16, 2004, the board of directors of ONEOK, Inc. declared a two-cent per share increase in the quarterly dividend to 25 cents per share of ONEOK, Inc. common stock. The third quarter dividend is payable November 15, 2004, to shareholders of record at the close of business on October 29, 2004.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by ONEOK, Inc. dated September 16, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	September 17, 2004	By:	/s/ Jim Kneale
Jim Kneale
Senior Vice President, Treasurer
and Chief Financial Officer
(Principal Financial Officer)

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Exhibit 99.1
[ONEOK Logo]	News

September 16, 2004	Analyst Contact: Weldon Watson
918-588-7158
Media Contact: Lori Webster
918-588-7570

ONEOK increases dividend by 8.7 percent

Tulsa, Okla. -- The board of directors of ONEOK, Inc. (NYSE:OKE) today declared a quarterly dividend of 25 cents per share of common stock, an increase of 8.7 percent, payable November 15, 2004, to shareholders of record at the close of business October 29, 2004.

The dividend is an increase of two cents per share over the previous quarterly dividend of 23 cents per share. This increases ONEOK's annual dividend from 92 cents to $1.00 per share of common stock.

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ONEOK, Inc. is a diversified energy company involved primarily in oil and gas production, natural gas processing, gathering, storage and transmission primarily in the mid-continent areas of the United States. The company's energy services operations provide service to customers in most states. The company is the largest natural gas distributor in Kansas and Oklahoma, and the third largest in Texas, operating as Kansas Gas Service, Oklahoma Natural Gas and Texas Gas Service, serving almost 2 million customers.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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